EX-23.2
                                 CONSENT OF COUNSEL

                                  Brian F. Faulkner
                            A Professional Law Corporation
                             3900 Birch Street, Suite 113
                            Newport Beach, California 92660
                                    (949) 975-0544


November 14, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  One Touch Total Communications, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to One Touch Total Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 12,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan, and 8,000,000 Shares which are issuable pursuant to the Company's Employee Stock Incentive Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.